Exhibit (h)(69)

Form of AMENDED AND RESTATED SCHEDULE A

THIS AMENDED AND RESTATED SCHEDULE A dated as of             , 2010 for the addition of Robeco Boston Partners Long/Short Research Fund, is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) and The RBB Fund, Inc.

List of Portfolios

Money Market Portfolio

Bogle Investment Management Small Cap Growth Fund

Robeco Boston Partners All-Cap Fund

Robeco Boston Partners Small Cap Value Fund II (formerly the Micro Cap Value Fund)

Robeco Boston Partners Long/Short Equity Fund (formerly the Market Neutral Fund)

Robeco WPG Small Cap Value Fund (formerly Robeco WPG Tudor Fund)

Robeco Boston Partners Long/Short Research Fund

Schneider Small Cap Value Fund

Schneider Value Fund

Senbanc Fund

Bear Stearns CUFS MLP Mortgage Portfolio

Marvin & Palmer Large Cap Growth Fund

Free Market U.S. Equity Fund

Free Market International Equity Fund

Free Market Fixed Income Fund

SAM Global Active Fund

Perimeter SmallCap Growth Fund

S1 Fund

[Signature page follows.]

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name: Jay F. Nusblatt Title: Senior Vice President

THE RBB FUND, INC.

By:

Name:

Title: